                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                   For the July 12, 2000 Determination Date
                          For the 35th Monthly Period

 The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

      1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

      2 First USA Bank, National Association is Servicer under the Pooling and Servicing Agreement.

      3  The undersigned is a Servicing Officer.

      4 The date of this Certificate is July 12, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

      5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $121,698,849

         (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the
             Collections of Finance Charge Receivables      $13,773,181

         (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of
             Principal Receivables was                      $107,925,668

      6  The aggregate amount of Receivables as of the end of the last day of
         the preceding Monthly Period was                   $919,067,149

      7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

      8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

         None.

      9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $203,238,869

     10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

     11  Monthly Period Trust Activity
     (a) Trust Activity                                                       Total Trust
        ====================================================             =======================
         Beginning Aggregate Principal Receivables                                  904,703,284
         Beginning Excess Funding Account Balance                                             0
         Beginning Total Principal Balance                                          904,703,284
         Collections of Finance Charge Receivables                                   13,773,181
         Discount Percentage                                                                  0
         Discount Option Receivables Collections                                              0
         Net Recoveries                                                                       0
         Total  Collections of Finance Charge Receivables                            13,773,181
         Total Collections of Principal Receivables                                 107,925,668
         Net Default Amount                                                           3,318,810
         Minimum Aggregate Principal Receivables Balance                            700,000,000
         Ending Aggregate Principal Receivables                                     903,238,869
         Ending Excess Funding Account Balance                                                0
         Ending Total Principal Balance                                             903,238,869

     (b) Series Allocations                                                  Series 1997-1       Series 1998-1       All Series
        ====================================================             ===========================================================
         Group Number                                                                         1                2
         Investor Interest                                                          300,000,000      400,000,000        700,000,000
         Adjusted Investor Interest                                                 300,000,000      400,000,000        700,000,000
         Principal Funding Account Balance                                                    0                0                  0
         Minimum Transferor Interest                                                                                     63,226,721

     (c) Group I Allocations                                                 Series 1997-1        Total Group I
        ====================================================             ========================================
         Investor Finance Charge Collections                                          4,567,193        4,567,193

         Investor Monthly Interest                                                    1,566,751        1,566,751
         Investor Monthly Fees (Servicing Fee)                                          375,000          375,000
         Investor Default Amounts                                                     1,100,519        1,100,519
         Investor Additional Amounts                                                          0                0
         Total                                                                        3,042,270        3,042,270

         Reallocated Investor Finance Charge Collections                              4,567,193        4,567,193
         Available Excess                                                             1,524,923        1,524,923

     12  Series 1997-1 Certificates

                                                                                   Series 1997-1      All Other        Transferor's
     (a) Investor/Transferor Allocations                        Trust                 Interest           Series           Interest
        ============================================================================================================================
         Beginning Investor/Transferor Amounts                904,703,284            300,000,000      400,000,000       204,703,284
         Beginning Adjusted Investor Interest                 904,703,284            300,000,000      400,000,000
         Floating Investor Percentage                           100.00000%             33.160043%       44.213391%
         Fixed Investor Percentage                                0.00000%               0.00000%         0.00000%
         Collections of Finance Chg. Receivables               13,773,181              4,567,193        6,089,590
         Collections of Principal Receivables                 107,925,668             35,788,198       47,717,598
         Net Default Amount                                     3,318,810              1,100,519        1,467,359

         Ending Investor/Transferor Amounts                   903,238,869            300,000,000      400,000,000       203,238,869

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                                     Collateral
(b) Monthly Period Funding Requirements                       Class A             Class B             Interest            Total
   =================================================================================================================================
    Principal Funding Account                                          0                      0                0                  0
    Principal Funding Investment Proceeds                              0                      0                0                  0
    Withdrawal from Reserve Account                                    0                      0                0                  0
    Available Reserve Account Amount                                   0                      0                0                  0
    Required Reserve Account Amount                                    0                      0                0                  0

    Coupon                                                       6.15000%               6.35000%         7.25125%           6.26700%
    Floating Investor Percentage                                28.68344%               2.32120%         2.15540%          33.16004%
    Fixed Investor Percentage                                          0                      0                0                  0
    Investor Monthly Interest                                  1,329,938                111,125          125,688          1,566,751
    Overdue Monthly Interest                                           0                      0                0                  0
    Additional Interest                                                0                      0                0                  0
            Total Interest Due                                 1,329,938                111,125          125,688          1,566,751
    Investor Default Amounts                                     951,949                 77,036           71,534          1,100,519
    Investor Monthly Fees                                        324,375                 26,250           24,375            375,000
    Investor Additional Amounts                                        0                      0                0                  0
            Total Due                                          2,606,261                214,411          221,597          3,042,270

                                                                                                     Collateral
(c) Certificates - Balances and Distributions                 Class A             Class B             Interest            Total
   =================================================================================================================================
    Beginning Investor Interest                              259,500,000             21,000,000       19,500,000        300,000,000
    Monthly Principal-Prin. Funding Account                            0                      0                0                  0
    Principal Payments                                                 0                      0                0                  0
    Interest Payments                                          1,329,938                111,125          125,688          1,566,751
    Total Payments                                             1,329,938                111,125          125,688          1,566,751
    Ending Investor Interest                                 259,500,000             21,000,000       19,500,000        300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                                                      5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                                                           5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                          0
    4.  Amount of Payment in respect of Class A Additional Interest                                                               0
    5.  Amount of Payment in respect of Class A Principal                                                                         0

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                                                              0
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                                   0
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                        0
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
         principal amount                                                                                                         0
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A
         Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
         transactions on such Distribution Date                                                                                   0

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                                                      5.291667
    2.  Amount of Payment in respect of Class B Monthly Interest                                                           5.291667
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                          0
    4.  Amount of Payment in respect of Class B Additional Interest                                                               0
    5.  Amount of Payment in respect of Class B Principal                                                                         0

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

    (g) Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                    0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
            principal amount                                                                                                     0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                        0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                         0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                               0

    (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                            6.445556
        2.  Amount of distribution in respect of Collateral Monthly Interest                                              6.445556
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                     0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                    0

    (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
        of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                          0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                              0

    (j) Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                      3,950,622

             a.  Class A Monthly Interest                                                                                1,329,938
             b.  Class A Overdue Monthly Interest                                                                                0
             c.  Class A Additional Interest                                                                                     0
             d.  Class A Servicing Fee                                                                                     324,375
             e.  Class A Investor Default Amount                                                                           951,949

             f.   Excess Spread                                                                                          1,344,360

        2.  Class B Available Funds                                                                                        319,703

             a.  Class B Monthly Interest                                                                                  111,125
             b.  Class B Overdue Monthly Interest                                                                                0
             c.  Class B Additional Interest                                                                                     0
             d.  Class B Servicing Fee                                                                                      26,250

             e.  Excess Spread                                                                                             182,328

        3.  Collateral Holder Available Funds                                                                              296,868

             a.  Excess Spread                                                                                             296,868

        4.  Total Excess Spread                                                                                          1,823,556

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

     (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1. Beginning Excess Spread                                                                                    1,823,556
          2. Excess Finance Charge Collections                                                                                  0
          3. Applied to fund Class A Required Amount                                                                            0
          4. Unreimbursed Class A Investor Charge-Offs                                                                          0
          5. Applied to fund Class B Required Amount                                                                       77,036
          6. Reductions of Class B Investor Interest treated as Available Principal Collections                                 0
          7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                125,688
          8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                24,375
          9. Collateral Investor Default Amount treated as Available Principal Collections                                 71,534
         10. Reductions of Collateral Interest treated as Available Principal Collections                                       0
         11. Deposit to Reserve Account (if required)                                                                           0
         12. Applied to other amounts owed to Collateral Interest Holder                                                        0
         13. Balance to constitute Excess Finance Charge Collections for other series                                   1,524,923

     13  Trust Performance
     (a) Delinquencies
         1.  30-59 days                                                                                                10,590,521
         2.  60-89 days                                                                                                 6,072,532
         3.  90 days and over                                                                                          10,381,036
         4.  Total 30+ days delinquent                                                                                 27,044,088

     (b) Base Rate
              a.  Current Monthly Period                                                                                 8.26700%
              b.  Prior Monthly Period                                                                                   8.24264%
              c.  Second Prior Monthly Period                                                                            8.17254%
     (c) Three Month Average Base Rate                                                                                   8.22739%

     (d) Portfolio Yield (gross portfolio yield less net defaults)
              a.  Current Monthly Period                                                                                13.86670%
              b.  Prior Monthly Period                                                                                  11.42512%
              c.  Second Prior Monthly Period                                                                           13.54239%
     (e) Three Month Average Portfolio Yield                                                                            12.94474%

     (f) Excess Spread  Percentage
              a.  Current Monthly Period                                                                                 6.09969%
              b.  Prior Monthly Period                                                                                   3.68248%
              c.  Second Prior Monthly Period                                                                            5.86985%
     (g) Three Month Average Excess Spread Percentage                                                                    5.21734%

     (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             13.45180%

     (i) Portfolio Adjusted Yield                                                                                        5.59969%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of July

                               First USA Bank, National Association, as Servicer

                               By: /s/Tracie Klein
                               ----------------------------------------
                               Name:  Tracie Klein
                               Title: First Vice President